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                                                                     Exhibit 21


NAME OF SUBSIDIARY                                              JURISDICTION OF ORGANIZATION
---------------------------------------------------------       --------------------------------
Fidelity Chemical Products Malaysia SDN.BHD                     Malaysia
OM Holdings, Inc.                                               Delaware
OMG Americas, Inc.                                              Ohio
OMG Asia-Pacific Co., Ltd.                                      Taiwan
OMG Belleville, Limited                                         Canada
OMG Europe GmbH                                                 Germany
OMG Fidelity, Inc.                                              Delaware
OMG Finland Oy                                                  Finland
OMG Harjavalta Chemicals Holding BV                             Netherlands
OMG Harjavalta Nickel Oy                                        Finland
OMG Japan, Inc.                                                 Japan
OMG Jett, Inc.                                                  Ohio
OMG Kokkola Chemicals Holding BV                                Netherlands
OMG Kokkola Chemicals Oy                                        Finland
OMG Chemicals Pte, Ltd.                                         Singapore
OMG Thailand Co., Ltd.                                          Thailand
OMG Vasset, S.A.                                                France
Harko CV                                                        Netherlands
Groupement Pour Le Traitement Du teril De Lubumbashi (55%)      Jersey
Societe De Traitement du Terril De Lubumbashi (55%)             Democratic Republic of Congo
OMG Cawse Pty Ltd.                                              Australia
OMG U.K. Limited                                                United Kingdom
OMG KG Holdings, Inc.                                           Delaware
